                                                                    EXHIBIT 10.1

                               PURCHASE AGREEMENT


                 This PURCHASE AGREEMENT is made as of this 1st day of July 1995, by and between FORD MOTOR CREDIT COMPANY, a Delaware corporation (the "Seller"), having its principal executive office at The American Road, Dearborn, Michigan 48121, and FORD CREDIT AUTO RECEIVABLES CORPORATION, a Delaware corporation (the "Purchaser"), having its principal executive office at The American Road, Dearborn, Michigan 48121.

                 WHEREAS, in the regular course of its business, the Seller purchases certain motor vehicle retail installment sale contracts secured by new and used automobiles and light duty trucks from motor vehicle dealers.

                 WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which the Receivables (as hereinafter defined) are to be sold by the Seller to the Purchaser, which Receivables will be transferred by the Purchaser, pursuant to the Pooling and Servicing Agreement (as hereinafter defined) to the Ford Credit 1995-A Grantor Trust to be created thereunder, which Trust will issue certificates representing fractional undivided interests in such Receivables and the other property of the Trust (the "Certificates").

                 NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                              CERTAIN DEFINITIONS

                 Terms not defined in this Agreement shall have the meaning set forth in the Pooling and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                 "Agreement" shall mean this Purchase Agreement and all amendments hereof and supplements hereto.

                 "Assignment" shall mean the document of assignment attached to this Agreement as Exhibit A.

                 "Class A Certificate" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Class B Certificate" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Closing Date" shall mean July __, 1995.

                 "Collections" shall mean all amounts collected by the Servicer (from whatever source) on or with respect to the Receivables.

                 "Cut-Off Date" shall mean July 1, 1995.

                 "Distribution Date" shall mean, for each Collection Period, the 15th day of the following month or, if such fifteenth day is not a Business Day, the next succeeding Business Day.

                 "Obligor" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Person" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Pooling and Servicing Agreement" shall mean the Pooling and Servicing Agreement by and among the Seller, as servicer, the Purchaser, as seller, and Chemical Bank, as trustee and as agent for the holders of the Class A Certificates, dated as of July 1, 1995.

                 "Prospectus" shall have the meaning assigned to such term in the Underwriting Agreement.

                 "Purchaser" shall mean Ford Credit Auto Receivables Corporation, a Delaware corporation, its successors and assigns.

                 "Rating Agency" shall mean Moody's Investors Service, Inc. and Standard & Poor's Ratings Group or any successors thereto.

                 "Receivable" shall mean any retail installment sale contract which appears on Exhibit B hereto and any amendments, modifications or supplements to such retail installment sale contract.

                 "Receivable Files" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Receivables Purchase Price" shall mean $__________.

                 "Repurchase Event" shall have the meaning specified in Section
6.2 hereof.

                 "Schedule of Receivables" shall mean the list of Receivables annexed hereto as Exhibit B.

                 "Seller" shall mean Ford Motor Credit Company, a Delaware corporation, its successors and assigns.

                 "Servicing Fee" shall have the meaning specified in the Pooling and Servicing Agreement.

                 "Trust" shall mean the Ford Credit 1995-A Grantor Trust.

                 "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdictions.

                 "Underwriting Agreement" shall mean the Underwriting Agreement by and between Salomon Brothers Inc, as representatives of the several underwriters, and the Purchaser, as seller, dated July __, 1995.


                                   ARTICLE II

                        PURCHASE AND SALE OF RECEIVABLES

                 2.1   Purchase and Sale of Receivables


                 On the Closing Date, subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Seller, the Receivables and the other property relating thereto (as defined below).

                          (a)     Sale of Receivables.  On the Closing Date and
simultaneously with the transactions pursuant to the Pooling and Servicing Agreement, the Seller shall sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all right, title and interest of the Seller, whether now owned or hereafter acquired, in and to the following: (i) the Receivables, and all monies paid thereon and due thereon on or after the Cut-Off Date (including any monies received prior to the Cut-Off Date that are due on or after the Cut-Off Date and were not used to reduce the principal balance of the Receivable); (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables; (iii) any proceeds from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (iv) Dealer Recourse; (v) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-Off Date; and (vi) the proceeds of any and all of the foregoing.

                          (b)     Receivables Purchase Price.  In consideration
for the Receivables and other properties described in Section 2.1(a), the Purchaser shall, on the Closing Date, pay to the Seller the Receivables Purchase Price. An amount equal to ______% of the Receivables Purchase Price shall be paid to the Seller in cash. The remaining ______% of the Receivables Purchase Price shall be deemed paid and returned to the Purchaser and be considered a contribution to capital. The portion of the Receivables Purchase Price to be paid in cash shall be by federal wire transfer (same day) funds.

                 2.2 The Closing. The sale and purchase of the Receivables shall take place at a closing (the "Closing") at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022 on the Closing Date, simultaneously with the closings under: (a) the Pooling and Servicing Agreement pursuant to which (i) the Purchaser will assign all of its right, title and interests in and to the Receivables and other property to the Trustee for the benefit of the Certificateholders; and (ii) the Purchaser will deposit the foregoing into the Trust in exchange for the Class A Certificates and Class

B Certificates; and (b) the Underwriting Agreement, pursuant to which the Purchaser will sell to the underwriters named therein (the "Underwriters") the Class A Certificates.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                 3.1 Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

                          (a)     Organization, etc.  The Purchaser has been
duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has full corporate power and authority to execute and deliver this Agreement and to perform the terms and provisions hereof and thereof.

                          (b)     Due Authorization and No Violation.  This
Agreement has been duly authorized, executed and delivered by the Purchaser, and is the valid, binding and enforceable obligation of the Purchaser except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles. The consummation of the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Purchaser), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Purchaser) upon any of the property or assets of the Purchaser pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Purchaser is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-laws of the Purchaser.

                          (c)     No Litigation.  No legal or governmental
proceedings are pending to which the Purchaser is a party or of which any property of the Purchaser is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Purchaser and will not materially and adversely affect the performance by the Purchaser of its obligations under, or the validity and enforceability of, this Agreement.

                 3.2      Representations and Warranties of the Seller.

                          (a)     The Seller hereby represents and warrants to
the Purchaser as of the date hereof and as of the Closing Date:

                                  (i)      Organization, etc.  The Seller has
         been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and is duly qualified to transact business and is in good standing in each jurisdiction in the United States of America in which the conduct of its business or the ownership of its property requires such qualification.

                                  (ii)     Power and Authority.  The Seller has
         full power and authority to sell and assign the property sold and assigned to the Purchaser hereunder and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action. This Agreement has been duly authorized, executed and delivered by the Seller and shall constitute the legal, valid and binding obligation of the Seller except as the same may be limited by insolvency, bankruptcy, reorganization or other laws relating to or affecting the enforcement of creditors' rights or by general equity principles.

                                  (iii)    No Violation.  The consummation of
         the transactions contemplated by this Agreement, and the fulfillment of the terms thereof, will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under (in each case material to the Seller and its subsidiaries considered as a whole), or result in the creation or imposition of any lien, charge or encumbrance (in each case material to the Seller and its subsidiaries considered as a whole) upon any of the property or assets of the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement, guarantee, lease financing agreement or similar agreement or instrument under which the Seller is a debtor or guarantor, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Seller.

                                  (iv)     No Proceedings.  No legal or
         governmental proceedings are pending to which the Seller is a party or of which any property of the Seller is the subject, and no such proceedings are threatened or contemplated by governmental authorities or threatened by others, other than such proceedings which will not have a material adverse effect upon the general affairs, financial position, net worth or results of operations (on an annual basis) of the Seller and its subsidiaries considered as a whole and will not materially and adversely affect the performance by the Seller of its obligations under, or the validity and enforceability of, this Agreement.

                          (b)     The Seller makes the following
representations and warranties as to the Receivables on which the Purchaser relies in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, but shall survive the sale, transfer, and assignment of the Receivables to the Purchaser and the subsequent assignment and transfer pursuant to the Pooling and Servicing Agreement:

                                  (i)      Characteristics of Receivables.
         Each Receivable (a) shall have been originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, shall have been fully and properly executed by the parties thereto, shall have been purchased by the Seller from such Dealer under an existing dealer agreement with the Seller, shall have been validly assigned by such Dealer to the Seller, (b) shall have created or shall create a valid, subsisting, and enforceable first priority security interest in favor of the

         Seller in the Financed Vehicle, which security interest shall be assignable by the Seller to the Purchaser, (c) shall contain customary and enforceable provisions such that the rights and remedies of the holder thereof shall be adequate for realization against the collateral of the benefits of the security, (d) shall provide for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be minimally different from the level payment) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (e) shall provide for, in the event that such contract is prepaid, a prepayment that fully pays the Principal Balance.

                                  (ii)     Schedule of Receivables.  The
         information set forth in Exhibit B to this Agreement shall be true and correct in all material respects as of the opening of business on the Cut-Off Date, and no selection procedures believed to be adverse to the Certificateholders shall have been utilized in selecting the Receivables from those receivables which meet the criteria contained herein. The computer tape regarding the Receivables made available to the Purchaser and its assigns is true and correct in all respects.

                                  (iii)    Compliance with Law.  Each
         Receivable and the sale of the Financed Vehicle shall have complied at the time it was originated or made and at the execution of this Agreement shall comply in all material respects with all requirements of applicable federal, state, and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in- Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

                                   (iv)     Binding Obligation.  Each
         Receivable shall represent the genuine, legal, valid, and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally.

                                  (v)      No Government Obligor.  None of the
         Receivables shall be due from the United States of America or any state or from any agency, department, or instrumentality of the United States of America or any state.

                                  (vi)     Security Interest in Financed
         Vehicle. Immediately prior to the sale, assignment, and transfer thereof, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions shall have been commenced that would result in the valid perfection of a first security interest in the Financed Vehicle in favor of the Seller as secured party.

                                  (vii)    Receivables in Force.  No Receivable
         shall have been satisfied, subordinated, or rescinded, nor shall any Financed Vehicle have been released from the lien granted by the related Receivable in whole or in part.

                                 (viii)    No Waiver.  No provision of a
         Receivable shall have been waived.

                                  (ix)     No Defenses.  No right of
         rescission, setoff, counterclaim, or defense shall have been asserted or threatened with respect to any Receivable.

                                  (x)      No Liens.  To the best of the
         Seller's knowledge, no liens or claims shall have been filed for work, labor, or materials relating to a Financed Vehicle that shall be liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle granted by the Receivable.

                                  (xi)     No Default.  Except for payment
         defaults continuing for a period of not more than thirty days as of the Cut-Off Date, no default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have occurred; and no continuing condition that with notice or the lapse of time would constitute a default, breach, violation, or event permitting acceleration under the terms of any Receivable shall have arisen; and the Seller shall not waive any of the foregoing.

                                  (xii)  Insurance.  The Seller, in accordance
         with its customary procedures, shall have determined that the Obligor has obtained or agreed to obtain physical damage insurance covering the Financed Vehicle.

                                  (xiii)  Title.  It is the intention of the
         Seller that the transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned, or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfer and assignment herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens, encumbrances, security interests, and rights of others and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens, encumbrances, security interests, and rights of others; and the transfer has been perfected under the UCC.

                                  (xiv)  Valid Assignment.  No Receivable shall
         have been originated in, or shall be subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Receivable under this Agreement shall be unlawful, void, or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the Assignment of any portion of the Receivables.

                                  (xv)    All Filings Made.  All filings
         (including, without limitation, UCC filings) necessary in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receivables shall have been made.

                                  (xvi)   One Original.  There shall be only
         one original executed copy of each Receivable.

                                  (xvii)  New and Used Vehicles.  Approximately
         ____% of the aggregate Principal Balance of the Receivables, constituting ____% of the Receivables, as of the Cutoff Date, represent vehicles financed at new vehicle rates, and the remainder of the Receivables represent vehicles financed at used vehicle rates;

                                 (xviii) Origination. Each Receivable shall have an origination date on or after January 1, 1994;

                                  (xix)  Maturity of Receivables.  Each
         Receivable shall have an original maturity of not greater than 60 months;

                                  (xx)     Minimum Annual Percentage Rate.
         Each Receivable shall have an Annual Percentage Rate equal to or greater than 7.40%;

                                  (xxi)  Scheduled Payments.  Each Receivable
         shall have a first Scheduled Payment due on or prior to June 30, 1995 and no Receivable shall have a payment that is more than 30 days overdue as of the Cut-Off Date;

                                  (xxii)  Location of Receivable Files.  The
         Receivable Files shall be kept at one or more of the locations listed in Schedule A hereto; and

                                  (xxiii)  No Extensions.  The number of
         Scheduled Payments shall not have been extended on any Receivable on or before the Cut-Off Date.

                                  (xxiv)  Other Data.  The numerical data
         relating to the characteristics of the Receivables contained in the Prospectus are true and correct in all material respects.

                                   (xxv)   Chattel Paper.  Each Receivable
         constitutes "chattel paper" as defined in the UCC.

                                   (xxvi)  No Simple Interest Receivables.
         None of the Receivables are Simple Interest Receivables.

                                  (xxvii)  Agreement.  The representations and
         warranties in this Agreement shall be true.


                                   ARTICLE IV

                                   CONDITIONS

                 4.1 Conditions to Obligation of the Purchaser. The obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

                          (a)     Representations and Warranties True.  The
representations and warranties of the Seller hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                          (b)     Computer Files Marked.  The Seller shall, at
its own expense, on or prior to the Closing Date, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and deliver to the Purchaser the Schedule of Receivables certified by an officer of the Seller to be true, correct and complete.

                          (c)     Documents to be delivered by the Seller at
the Closing.

                                  (i)      The Assignment.  At the Closing, the
         Seller will execute and deliver the Assignment. The Assignment shall be substantially in the form of Exhibit A hereto.

                                  (ii)     Evidence of UCC Filing.  On or
         prior to the Closing Date, the Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, naming the Receivables and the other property conveyed hereunder as collateral, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Receivables to the Purchaser. The Seller shall deliver a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

                                  (iii)    Other Documents.  Such other
         documents as the Purchaser may reasonably request.

                          (d)     Other Transactions.  The transactions
contemplated by the Pooling and Servicing Agreement shall be consummated on the Closing Date.

                 4.2 Conditions to Obligation of the Seller. The obligation of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

                          (a)     Representations and Warranties True.  The
representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date with the same effect as if then made, and the Purchaser shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

                          (b)     Receivables Purchase Price.  At the Closing
Date, the Purchaser will deliver to the Seller the Receivables Purchase Price, as provided in Section 2.1(b).

                                   ARTICLE V

                            COVENANTS OF THE SELLER

                 The Seller covenants and agrees with the Purchaser as follows, provided, however, that to the extent that any provision of this ARTICLE V conflicts with any provision of the Pooling and Servicing Agreement, the Pooling and Servicing Agreement shall govern:

                 5.1      Protection of Right, Title and Interest.

                          (a)     The Seller shall execute and file such
financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interest of the Purchaser in the Receivables and in the proceeds thereof. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

                          (b)     The Seller shall not change its name,
identity, or corporate structure in any manner that would, could, or might make any financing statement or continuation statement filed by the Seller in accordance with paragraph (a) above seriously misleading within the meaning of
Section 9-402(7) of the UCC, unless it shall have given the Purchaser at least five days' prior written notice thereof and shall have promptly filed appropriate amendments to all previously filed financing statements or continuation statements.

                          (c)     The Seller shall give the Purchaser at least
60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment. The Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

                          (d)     The Seller shall maintain accounts and
records as to each Receivable accurately and in sufficient detail to permit the reader thereof to know at any time the status of such Receivable, including payments and recoveries made and payments owing (and the nature of each).

                          (e)     The Seller shall maintain its computer
systems so that, from and after the time of sale hereunder of the Receivables to the Purchaser, the Seller's master computer records (including any back-up archives) that refer to a Receivable shall indicate clearly the interest of the Purchaser in such Receivable and that such Receivable is owned by the Purchaser. Indication of the Purchaser's ownership of a Receivable shall be deleted from or modified on the Seller's computer systems when, and only when, the Receivable shall have been paid in full or repurchased.

                          (f)     If at any time the Seller shall propose to
sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender, or other transferee, the Seller shall give to such prospective purchaser, lender, or other transferee computer tapes, records, or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser.

                          (g)     The Seller shall permit the Purchaser and its
agents at any time during normal business hours to inspect, audit, and make copies of and abstracts from the Seller's records regarding any Receivable.

                          (h)     Upon request, the Seller shall furnish to the
Purchaser, within twenty Business Days, a list of all Receivables (by contract number and name of Obligor) then owned by the Purchaser, together with a reconciliation of such list to the Schedule of Receivables.

                 5.2 Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Pooling and Servicing Agreement, the Seller will not sell, pledge, assign or transfer any Receivable to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any interest therein, and the Seller shall defend the right, title, and interest of the Purchaser in, to and under such Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section 5.2 shall terminate upon the termination of the Trust pursuant to the Pooling and Servicing Agreement.

                 5.3 Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in and to the Receivables.

                 5.4      Indemnification.

                          (a)     The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of the Seller's representations and warranties contained herein.

                          (b)     The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against any and all costs, expenses, losses, damages, claims, and liabilities, arising out of or resulting from the use, ownership, or operation by the Seller or any affiliate thereof of a Financed Vehicle.

                          (c)     The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against any and all taxes that may at any time be asserted against the Purchaser with respect to the transactions contemplated herein, including, without limitation, any sales, gross receipts, general corporation, tangible personal property, privilege, or license taxes and costs and expenses in defending against the same.

                          (d)     The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Purchaser through, the negligence, willful misfeasance, or bad faith of the Seller in the performance of its duties under this Agreement or by reason of reckless disregard of the Seller's obligations and duties under the Agreement.

                          (e)     The Seller shall defend, indemnify, and hold
harmless the Purchaser from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the Seller's trusts and duties as Servicer under the Pooling and Servicing Agreement, except to the extent that such cost, expense, loss, claim, damage, or liability shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Purchaser.

                 These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

                 5.5 Sale. Seller agrees to treat this conveyance for all purposes (including without limitation tax and financial accounting purposes) as a sale on all relevant books, records, tax returns, financial statements and other applicable documents.


                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

                 6.1 Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

                 6.2 Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Trustee and the Certificateholders, that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b) hereof shall constitute events obligating the Seller to repurchase Receivables hereunder ("Repurchase Events"), at the Purchase Amount from the Purchaser or from the Trust. The repurchase obligation of the Seller shall constitute the sole remedy to the Certificateholders, or to the Trustee, or to the Purchaser against the Seller with respect to any Repurchase Event.

                 6.3 Seller's Assignment of Purchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables, and all security and documents relating thereto.

                 6.4 Trust. The Seller acknowledges that: the Purchaser will, pursuant to the Pooling and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trustee for the benefit of the Certificateholders, and that the representations and warranties contained in this Agreement and the rights of the Purchaser under Sections 6.2 and 6.3 hereof are intended to benefit such Trust and any Certificateholder. The Seller hereby consents to such sales and assignments.

                 6.5 Amendment. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Seller and the Purchaser; provided, however, that any such amendment that materially adversely affects the rights of the Certificateholders under the Pooling and Servicing Agreement must be consented to by the Holders of 51% of the Class A Certificate Balance and 51% of the Class B Certificate Balance.

                 6.6      Accountants' Letters.

                          (a)  Coopers & Lybrand L.L.P. will review the
characteristics of the Receivables described in the Schedule of Receivables set forth as Exhibit B hereto and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus.

                          (b)  Seller will cooperate with the Purchaser and
Coopers & Lybrand L.L.P. in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in Section 6.6(a) above and to deliver the letters required of them under the Underwriting Agreement.

                          (c)     Coopers & Lybrand L.L.P. will deliver to the
Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Seller and the

Purchaser, with respect to the financial and statistical information contained in the Prospectus under the caption "Delinquencies, Repossessions and Net Losses" and with respect to such other information as may be agreed in the form of letter.

                 6.7 Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or the Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

                 6.8 Notices. All communications and notices pursuant hereto to either party shall be in writing or by telegraph or telex and addressed or delivered to it at its address (or in case of telex, at its telex number at such address) shown in the opening portion of this Agreement or at such other address as may be designated by it by notice to the other party and, if mailed or sent by telegraph or telex, shall be deemed given when mailed, communicated to the telegraph office or transmitted by telex.

                 6.9 Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

                 6.10 Representations to the Seller. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the closing under Section 2.2 hereof.

                 6.11 Confidential Information. The Purchaser agrees that it will neither use nor disclose to any person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under any Pooling and Servicing Agreement or as required by law.

                 6.12 Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

                 6.13 GOVERNING LAW. THIS AGREEMENT AND THE ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                 6.14 Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties hereby have caused this Purchase Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.


                                           FORD MOTOR CREDIT COMPANY


                                           By: _________________________
                                                   Name:
                                                   Title:


                                           FORD CREDIT AUTO RECEIVABLES
                                             CORPORATION

                                           By: _________________________
                                                   Name:
                                                   Title:

                                                                       EXHIBIT A


                                   ASSIGNMENT


                 For value received, in accordance with the Purchase Agreement dated as of July 1, 1995, between the undersigned and FORD CREDIT AUTO RECEIVABLES CORPORATION (the "Purchaser") (the "Purchase Agreement"), the undersigned does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the following: (i) the Receivables, and all monies paid thereon and due thereon on or after the Cut-Off Date (including any monies received prior to the Cut-Off Date that are due on or after the Cut-Off Date and were not used to reduce the principal balance of the Receivables); (ii) the security interests in the Financed Vehicles granted by Obligors pursuant to the Receivables; (iii) any proceeds from claims on any physical damage, credit life, credit disability, or other insurance policies covering Financed Vehicles or Obligors; (iv) Dealer Recourse; (v) rebates of premiums and other amounts relating to insurance policies and other items financed under the Receivables in effect as of the Cut-Off Date; and (vi) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

                 This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed by the Purchase Agreement.

                 Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.

                 IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of July 1, 1995.


                                           FORD MOTOR CREDIT COMPANY



                                           By: _______________________
                                                   Name:
                                                   Title:

                                   EXHIBIT B

                            Schedule of Receivables




                             DELIVERED TO PURCHASER

                                   AT CLOSING

                                   Schedule A

                          Location of Receivable Files


Indianapolis
5875 Castle Creek Pkwy. North Drive
Suite 240
Indianapolis, IN  46250-4308

Detroit-North
580 Kirts Boulevard
Suite 300
Troy, MI  48084

Chicago-North
9700 Higgins Road
Suite 720
Rosemont, IL  60018

Ohio South
9797 Springboro Pike
Suite 302
Miamisburg, OH  45343

Detroit/West
One ParkLane Blvd.
Suite 405E
Dearborn, MI  48126

Chicago South
900 Frontage Road (South)
Suite 310
Woodridge, IL  60517

Grand Rapids
3001 Fuller Ave. N.E.
Grand Rapids, MI  49505

Chicago - East
One River Place, Suite A
Lansing, IL  60438

Akron
175 Montrose West Avenue
Suite 300 Crown Pointe
Copley, OH  44321

Louisville
502 Executive Park
Louisville, KY  40207

Milwaukee
10850 W. Park Place
Suite 110
Milwaukee, WI  53224

Chicago West
2500 W. Higgins Rd.
Suite 280
Hoffman Estates, IL  60195-2008

Saginaw
4901 Towne Centre Rd.
Suite 200
Saginaw, MI  48605

Findlay
3500 North Main Street
Findlay, OH  45840-1447

Cleveland
5700 Lombardo Centre
Suite 101
Seven Hills, OH  44131-2581

Philadelphia
Bay Colony Executive Park
575 E. Swedesford
Suite 100
Wayne, PA  19406

New Jersey South
5000 Dearborn Circle
Suite 200
Mt. Laurel, NJ  08054

Baltimore-West
1829 Reistertown Road
Baltimore, MD  21208-8861

Long Island
972 Brush Hollow Road
5th Floor
Westbury, NY  11590

Washington, D.C.
2440 Research Blvd.
Suite 150
Rockville, MD  20850-3293

New Haven
116 Washington Ave.
Floor #4
North Haven, CT  06473

Norfolk
Greenbrier Pointe
1401 Greenbrier Pkwy.
Suite 350
Chesapeake, VA  23320

New Jersey North
103 Eisenhower Parkway
Roseland, NJ  07068-1069

Pittsburgh
1910 Cochran Rd.
Manor Oak Two
Suite 285
Pittsburgh, PA  15220

Richmond
10710 Midlothian Turnpike
Suite 306
Richmond, VA  23235

Syracuse
5788 Widewaters Pkwy.
DeWitt, NY  13214

Westchester
660 White Plains Road
Tarrytown, NY  10591-0010

Mobile
1201 Montlimar Dr.
Suite 700
Mobile, AL  36609

Birmingham
3535 Grandview Parkway
Suite 340
Birmingham, AL  35243

Orlando
2600 Lake Lucien Drive
Suite 306, The Forum Bldg.
Maitland, FL  32751

Memphis
6555 Quince Road
Suite 300
Memphis, TN  38119

Atlanta - North
North Park Town Center
1000 Abernathy Rd. N.E.
Bldg. 400, Suite 180
Atlanta, GA  30328

Greensboro
1500 Pinecroft Rd.
Suite 220
Greensboro, NC  27407

Charlotte
5832 Farm Pond Lane
Suite 200
Charlotte, NC  28229

Jacksonville
9485 Regency Square Boulevard
Jacksonville, FL  32225

Jackson
Highland Village Center
4500 I-55 North
Suite 292
Jackson, MS  39211

Columbia
250 Berryhill Road
Suite 201
Columbia, SC  29210

Miami
6303 Blue Lagoon Drive
Suite 200
Miami, FL  33126

Dothan
3160 West Main Street
Suite 1
Dothan, AL  36301-1180

Nashville
565 Marriott Drive
Suite 190, Highland Ridge
Nashville, TN  37210

Raleigh
3651 Trust Drive
Raleigh, NC  27604

Tampa
2502 Rocky Point Dr.
Suite 150, Lincoln Pointe
Tampa, FL  33607

Odessa
Ashford Park Office Center
Suite 201A
2626 John Ben Sheppard Parkway
Odessa, TX  79762

Lubbock
Suite 200
4010 82nd Street
Lubbock, TX  79424

Dallas
801 E. Campbell Road
Suite 600, Campbell Forum
Richardson, TX  75081

Austin
1701 Directors Blvd.
Suite 320
Austin, TX  78744

Fort Worth
2350 W. Airport Hwy.
Suite 400, Center Park Tower
Bedford, TX  76022

Beaumont
2615 Calder
Suite 715
Beaumont, TX  77702

Houston-West
820 Gessner
Suite 700
Houston, TX  77024

Harlingen
1916 East Harrison
Harlingen, TX  78550

Corpus Christi
5350 South Staples
Suite 225
Corpus Christi, TX  78411

Little Rock
1701 Centerview Dr.
Suite 201
Little Rock, AR  72211

Amarillo
1616 S. Kentucky
Suite 130  Bldg. D
Amarillo, TX  79102

El Paso
1200 Golden Key Circle
Suite 104
El Paso, TX  79925

Albuquerque
6100 Uptown Blvd., NE
Suite 300
Albuquerque, NM  87110

Houston-North
363 N. Sam Houston Pkwy. E.
Suite 700
Houston, TX  77760

San Antonio
1600 N.E. Loop 410
Suite 200
San Antonio, TX  78209

Tulsa
9820 East 41st St.
Suite 300
Tulsa, OK  74145

Minneapolis
11095 Viking Drive
Suite 308, One Southwest Crossing
Eden Prairie, MN  55344-7290

Wichita
7570 West 21st Street
Wichita, KS  67212

St. Louis
4227 Earth City Exp.
Suite 100
Earth City, MO  63045

Jefferson City
210 Prodo Drive
Jefferson City, MO  65109

Kansas City
8001 College Blvd.
Suite 110
Overland Park, MO  66210-1800

Des Moines
4200 Corporate Dr.
Suite 107
West Des Moines, IA  50266

Omaha
10810 Farnam Drive
Suite 113
Omaha, NE  68154

Davenport
2535 Tech Dr.
Suite 300, Commerce Exch. Bldg.
Bettendorf, IA  52722

Denver
6300 S. Syracuse Way
Suite 195
Englewood, CO  80111

Fargo
3100 13th Ave. South
Suite 304
Fargo, ND  58103

Springfield
3275 E. Ridgeview
Springfield, MO  65804

Waterloo
211 E. San Marnan Dr.
Waterloo, IA  50702

San Bernadino
1615 Orange Tree Lane
Suite 215
Redlands, CA  92374

Salt Lake City
310 E. 4500 South
Suite 340
Murray, UT  84017

Honolulu
1585 Kapiolani Blvd.
Suite 922, Ala Moano Pacific Center
Honolulu, HI  96814

Spokane
North 901 Monroe
Suite 350
Spokane, WA  99210-2148

Grand Junction
744 Horizon Ct.
Suite 330
Grand Junction, CO  81506

San Francisco
4301 Hacienda Dr.
Suite 400
Pleasanton, CA  94588

Portland
10220 S.W. Greenburg Rd.
Suite 415
Portland, OR  97223-5506

Sacramento
2720 Gateway Oaks Dr.
Suite 200
Sacramento, CA  95833

San Diego
3111 Camino Del Rio N.
Suite 1333
San Diego, CA  92108

Phoenix
4742 North 24th Street
Suite 215
Phoenix, AZ  85016

San Jose
1900 McCarthy Blvd.
Suite 400
Milpitas, CA  95035

Seattle
13555 S.E. 36th Street
Suite 350
Bellevue, WA  98006

Orange
765 The City Drive
Suite 200
Orange, CA  92668

Anchorage
4300 B. Street
Suite 206
Anglo Building
Anchorage, AK  99503

Appleton
54 Park Place
Appleton, WI  54915

South Bend
4215 Edison Lakes Parkway
Suite 140
Mishawaka, IN  46545

Columbus
655 Metro Place South
Suite 470, Metro V
Dublin, OH  43017-0792

Henderson
618 North Green Street
Henderson, KY  42420

Lansing
2205 Jolly Rd.
Suite D
Okemos, MI  48864

Marshall
1408 North Michigan
Marshall, IL  62441

New Jersey-Central
101 Interchange Plaza
Cranbury, NJ  08512

Huntington
3425 U.S. Route 60 East
Barboursville, WV  25504

Buffalo
95 John Muir Drive
Amherst, NY  14228

Manchester
4 Bedford Farms
Bedford, NH  03110

Harrisburg
3045 Market Street
Plaza 55 Complex
Camp Hill, PA  17011

Boston South
One Tech Drive
Andover, MA  01810-2497

Boston North
100 Ames Pond Drive
Tewksbury, MA  01876

Portland
2401 Congress Street
Portland, ME  04102

Albany
5 Pine West Plaza
Albany, NY  12212

Roanoke
5238 Valley Pointe Pkwy.
Roanoke, VA  24019

Falls Church
1420 Springhill Road
Suite 550
McLean, VA  22102

Bristol
1241 Volunteer Parkway
Suite 200
Bristol, TN  37625

Chattanooga
6025 Lee Highway
Suite 443
Chattanooga, TN  37421

Decatur
401 Lee Street
Suite 500
Decatur, AL  35602

Fayetteville
4317 Ramsey Street
Suite 300
Fayetteville, NC  28311

Athens
3708 Atlanta Highway
Athens, GA  30604

Knoxville
5500 Lonas Drive
Suite 260
Knoxville, TN  37909

Macon
5400 Riverside Drive
Suite 201
Macon, GA  31210

Pensacola
25 W. Cedar Street
Suite 316
Pensacola, Fl  32501

Savannah
6600 Abercorn Street
Suite 206
Savannah, GA  31405

Tyler
821 East SE Loop 323
Suite 300
Tyler, TX  75701

Oklahoma City
4101 Perimeter Ctr Dr.
Suite 300, Perimeter Center
Oklahoma City, OK  73112-2304

Baltimore-East
Campbell Corporate Center One
4940 Campell Blvd., Suite 140
Whitemarsh Business Community
Baltimore, MD  21236

Billings
1643 Lewis Avenue
Suite 201
Billings, MT  59102

Cheyenne
6234 Yellowstone
Cheyenne, WY  82009

Cape Girardeau
2851 Independence
Cape Girardeau, MO  63701

Atlanta -South
1691 Phoenix Blvd.
Suite 300
Atlanta, GA  30349

Pasadena
800 East Colorado Blvd.
Suite 400
Pasadena, CA  91109

Colorado Springs
5575 Tech Center Dr.
Suite 220
Colorado Springs, CO  80919

South Bay
301 E. Ocean Boulevard
Suite 1900
Long Beach, CA  90802

Ventura
260 Maple court
Suite 210
Ventura, CA  93003

Las Vegas
3900 Paradise Road
Suite 239
Las Vegas, NV  89109

Eugene
1600 Valley River Drive
Suite 190
Eugene, OR  97401

Tupelo
1 Mississippi Plaza
Tupelo, MS  38801

Charleston
4975 Lacross Road
Suite 150, Rivergate Center
North Charleston, SC  29418-6518

Fort Lauderdale
3111 N. University Drive
Suite 800
Coral Springs, FL  33065

Western Carolina
215 Thompson Street
Hendersonville, NC  28739-2828

Ford Motor Credit Company
Central Collections
3200 Greenfield
Suite 280
Dearborn, MI  48120

New Orleans
3330 W. Esplanade Avenue
Suite 200
Metairie, LA  70002

Lafayette
Saloom Office Park
Suite 350
100 Asma Boulevard
Lafayette, LA  70508

Shreveport
South Pointe Centre
3007 Knight Street
Suite 200
Shreveport, LA  71105

Commercial Lending
Suite 300
745 McClintock
Burr Ridge, IL  60521